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                                        DAIMLER-BENZ AUTO GRANTOR TRUST 1995-A
                                               MONTHLY SERVICING REPORT
                                      SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                                                TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: OCTOBER 1997
DISTRIBUTION DATE: 10/17/97



STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT                                             Per $1,000 of  Original
                                                                                                   Class A/Class B
                                                                                                 Certificate Amount
                                                                                                 ------------------

(i)   Principal Distribution
        Class A Amount                                                        $11,891,174.15        $20.856037
        Class B Amount                                                           $625,851.27        $20.856037
(ii)  Interest Distribution
        Class A Amount                                                           $867,227.77         $1.521039
        Class B Amount                                                            $45,643.57         $1.521039
(iii) Amount of Distribution allocable to the Yield Supplement Amount             $11,401.94
        Class A Amount                                                            $10,831.84
        Class B Amount                                                               $570.10
      Amount of Distribution allocable to the (Excess) Shortfall Amount            $9,657.25
        Class A Percentage                                                         $9,174.39
        Class B Percentage                                                           $482.86
(iv)  Monthly Servicing Fee                                                      $156,046.38         $0.260007
        Monthly Supplemental Servicing Fee                                             $0.00         $0.000000
        Class A Percentage of the Servicing Fee                                  $148,244.06         $0.260007
        Class A Percentage of the Supplemental Servicing Fee                           $0.00         $0.000000
        Class B Percentage of the Servicing Fee                                    $7,802.32         $0.260007
        Class B Percentage of the Supplemental Servicing Fee                           $0.00
(v)   Class A Principal Balance (end of Collection Period)                   $166,001,702.36
      Class A Pool Factor (end of Collection Period)                               29.115187%
      Class B Principal Balance (end of Collection Period)                     $8,736,931.70
      Class B Pool Factor (end of Collection Period)                               29.115187%
(vi)  Pool Balance (end of Collection Period)                                $174,738,634.06

(vii) Class A Interest Carryover Shortfall                                             $0.00
      Class A Principal Carryover Shortfall                                            $0.00
      Class B Interest Carryover Shortfall                                             $0.00
      Class B Principal Carryover Shortfall                                            $0.00

(viii)Amount Otherwise Distributable to the Seller that is Distributed to
        Either the Class A or Class B Certificateholders                               $0.00         $0.000000


(ix)  Balance of the Reserve Fund Property (end of Collection Period)
        Class A Amount                                                         $6,001,631.84
        Class B Amount                                                                 $0.00

(x)   Aggregate Purchase Amount of Receivables repurchased by the Seller
        or the Servicer                                                                $0.00


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